Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2025 SECOND QUARTER RESULTS

Second Quarter Highlights

Highlights for the second quarter of 2025 include:
•Increase in net interest income of $0.9 million (or 2.1% ) over the first quarter of 2025;
•Increase in tangible common equity per share of common stock of $0.36 (or 6.9% annualized) from March 31, 2025;
•Net interest margin expansion of nine basis points compared to March 31, 2025;
•Net growth in loans of $91.7 million (or 9.0% annualized) from March 31, 2025; and
•The payment of a 26 cent per share dividend on common stock on May 15, 2025.

GRAND RAPIDS, Mich., July 24, 2025 - Independent Bank Corporation (NASDAQ: IBCP) reported second quarter 2025 net income of $16.9 million, or $0.81 per diluted share, versus net income of $18.5 million, or $0.88 per diluted share, in the prior-year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: "I am proud of our team and pleased to see us continue our positive trends with our second quarter 2025 results. Overall, loans increased by 9.0% (annualized), while core deposits were down by 1.4% (annualized) due to seasonality. We generated net interest income growth on both a linked quarter basis and a year-over-year quarterly basis, producing nine basis points of margin expansion from the prior quarter. We believe our expenses are well managed, and we continue to see improved operational scale from strategic investments made in recent years. These fundamentals drove positive growth in tangible common equity per share of common stock (10.8%) compared to the prior year quarter, along with very healthy performance returns: a return on average assets of 1.27% and a return on average equity of 14.66%. Despite heightened uncertainty in the markets during the quarter, our credit metrics remain strong, with low levels of watch credits, 16 basis points of non-performing assets to total assets, and 0.02% net charge-offs to average loans of the quarter (annualized). The allowance for credit losses was 1.47% of total loans. Our team has been effective in many areas during the first half of 2025, including business development from the existing customer base and onboarding new relationships which have enhanced the geographic and product line diversification of our business. We continue to succeed in recruiting talented bankers to join the Independent Bank team. During the second quarter, we rolled out several new technologies to make banking easier for both our customers and associates serving our customers. For all these reasons, I am optimistic about our prospects for growth in the balance of 2025 and 2026."

Significant items impacting comparable second quarter 2025 and 2024 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $(0.2) million ($(0.01) per diluted share, after taxes) for the three-month period ended June 30, 2025, as compared to $0.9 million ($0.03 per diluted share, after taxes) for the three-month period ended June 30, 2024.

•Gain on equity securities at fair value of $2.7 million ($0.10 per diluted share, after tax) in the second quarter ended June 30, 2024, attributable to the exchange of our Visa Class B-1 common stock. No gain or loss on equity securities at fair value was recorded for the second quarter of 2025.

Operating Results
The Company’s net interest income totaled $44.6 million during the second quarter of 2025, an increase of $3.3 million, or 7.9% from the year-ago period, and an increase of $0.9 million, or 2.1%, from the first quarter of 2025. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.58% during the second quarter of 2025, compared to 3.40% in the year-ago period, and 3.49% in the first quarter of 2025. The year-over-year quarterly increase in net interest income was due to both an increase in average interest-earning assets and the higher net interest margin. The linked quarter increase in net interest income was due to an increase in the net interest margin that was partially offset by a decrease in average interest-earning assets. Average interest-earning assets were $5.04 billion in the second quarter of 2025, compared to $4.89 billion in the year ago quarter and $5.08 billion in the first quarter of 2025.
Non-interest income totaled $11.3 million for the second quarter of 2025, compared to $15.2 million in the comparable prior year period. This change was primarily due to a gain on equity securities at fair value of $2.7 million in the prior year quarter as well as variances in mortgage banking related revenues.
Net gains on mortgage loans in the second quarters of 2025 and 2024 were approximately $1.6 million and $1.3 million, respectively. The comparative quarterly increase in net gains on mortgage loans was due to an increase in both gain on sale margin on mortgage loans sold and an increase in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated income of $0.5 million and $2.1 million in the second quarters of 2025 and 2024, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in interest rates and the associated expected future prepayment levels and expected float rates as well as a decline in servicing revenue. The decline in servicing revenue is attributed to the sale of approximately $931 million of mortgage servicing rights on January 31, 2025. Capitalized mortgage loan servicing rights totaled $32.1 million and $46.8 million at June 30, 2025 and December 31, 2024, respectively. The decline during the first half of 2025 was primarily attributed to the aforementioned mortgage servicing right sale. This transaction was executed in part to reduce the amount of exposure the bank had to rate variances that may impact the mortgage servicing right asset valuation in future periods. While the magnitude of fair value adjustments would also be expected to decrease, those adjustments are dependent upon factors that are harder to predict.

Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended		Six months ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$1,649	$2,214	$3,531	$4,433
Fair value change due to price	(219)	911	(1,752)	2,176
Fair value change due to pay-downs	(862)	(1,034)	(1,753)	(1,793)
Loss on sale of originated servicing rights	$(78)	$—	(172)	—
Total	$490	$2,091	$(146)	$4,816
Non-interest expenses totaled $33.8 million in the second quarter of 2025, compared to $33.3 million in the year-ago period.
The Company recorded income tax expense of $3.8 million in the second quarter of 2025. This compares to an income tax expense of $4.6 million in the second quarter of 2024. The change in income tax expense principally reflects changes in pre-tax earnings in 2025 relative to 2024.
Asset Quality
A breakdown of non-performing loans by loan type is as follows (1):

	6/30/2025	12/31/2024	6/30/2024
Loan Type	(Dollars in thousands)
Commercial	$—	$54	$312
Mortgage	9,620	7,005	4,819
Installment	833	733	843
Sub total	10,453	7,792	5,974
Less - government guaranteed loans	2,249	1,790	1,489
Total non-performing loans	$8,204	$6,002	$4,485
Ratio of non-performing loans to total portfolio loans	0.20%	0.15%	0.12%
Ratio of non-performing assets to total assets	0.16%	0.13%	0.10%
Ratio of allowance for credit losses to total non-performing loans	745.45%	989.32%	1253.98%
(1) Non performing loans include non-accrual loans and loans 90 days or more past due and still accruing interest.

The provision for credit losses was an expense of $1.50 million and $0.02 million in the second quarters of 2025 and 2024, respectively. We recorded loan net charge offs of $0.37 million and $0.09 million in the second quarters of 2025 and 2024, respectively. At June 30, 2025, the allowance for credit losses for loans totaled $61.2 million, or 1.47% of total portfolio loans compared to $59.4 million, or 1.47% of total portfolio loans at December 31, 2024.
Balance Sheet, Capital and Liquidity
Total assets were $5.42 billion at June 30, 2025, an increase of $80.4 million from December 31, 2024. Loans, excluding loans held for sale, were $4.16 billion at June 30, 2025, compared to $4.04 billion at December 31, 2024.  Deposits totaled $4.66 billion at June 30, 2025, an increase of $5.3 million from December 31, 2024. This increase is primarily due to increases in reciprocal and brokered time deposits that were partially offset by decreases in non-interest bearing, savings and interest-bearing checking and time deposits.
Cash and cash equivalents totaled $146.2 million at June 30, 2025, versus $119.9 million at December 31, 2024. Securities available for sale (“AFS”) totaled $509.5 million at June 30, 2025, versus $559.2 million at December 31, 2024.

Total shareholders’ equity was $469.3 million at June 30, 2025, or 8.66% of total assets compared to $454.7 million or 8.52% at December 31, 2024. Tangible common equity totaled $439.7 million at June 30, 2025, or $21.23 per share compared to $424.9 million or $20.33 per share at December 31, 2024. The increase in shareholders’ equity as well as tangible common equity are primarily the result of earnings retention.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	6/30/2025	12/31/2024	Well Capitalized Minimum

Tier 1 capital to average total assets	9.79%	9.58%	5.00%
Common equity tier 1 capital to risk-weighted assets	11.90%	11.74%	6.50%
Tier 1 capital to risk-weighted assets	11.90%	11.74%	8.00%
Total capital to risk-weighted assets	13.15%	12.99%	10.00%

At June 30, 2025, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $1.02 billion and $484.6 million, respectively. We also had approximately $486.0 million in fair value of unpledged securities AFS and HTM at June 30, 2025 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $455.9 million.
Share Repurchase Plan
On December 17, 2024, the Board of Directors of the Company authorized the 2025 share repurchase plan. Under the terms of the 2025 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2025. During the six month period ended June 30, 2025, there were 252,276 shares of common stock repurchased, for an aggregate purchase price of $7.36 million.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, July 24, 2025.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 493553). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/394984135.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 372693). The replay will be available through July 31, 2025.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.4 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	June 30, 2025	December 31, 2024
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$74,354	$56,984
Interest bearing deposits	71,805	62,898
Cash and Cash Equivalents	146,159	119,882
Securities available for sale	509,511	559,182
Securities held to maturity (fair value of $293,658 at June 30, 2025 and $301,860 at December 31, 2024)	329,302	339,436
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	18,102	16,099
Loans held for sale, carried at fair value	12,492	7,643
Loans
Commercial	2,068,081	1,937,364
Mortgage	1,528,360	1,516,726
Installment	567,926	584,735
Total Loans	4,164,367	4,038,825
Allowance for credit losses	(61,157)	(59,379)
Net Loans	4,103,210	3,979,446
Other real estate and repossessed assets, net	426	938
Property and equipment, net	38,409	37,492
Bank-owned life insurance	53,587	53,855
Capitalized mortgage loan servicing rights, carried at fair value	32,053	46,796
Other intangibles	1,244	1,488
Goodwill	28,300	28,300
Accrued income and other assets	145,724	147,547
Total Assets	$5,418,519	$5,338,104

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,007,976	$1,013,647
Savings and interest-bearing checking	1,989,941	1,995,314
Reciprocal	911,814	907,031
Time	627,986	628,285
Brokered time	121,642	109,811
Total Deposits	4,659,359	4,654,088
Other borrowings	102,008	45,009
Subordinated debt	39,624	39,586
Subordinated debentures	39,830	39,796
Accrued expenses and other liabilities	108,448	104,939
Total Liabilities	4,949,269	4,883,418

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,715,650 shares at June 30, 2025 and 20,895,714 shares at December 31, 2024	311,653	318,777
Retained earnings	227,484	205,853
Accumulated other comprehensive loss	(69,887)	(69,944)
Total Shareholders’ Equity	469,250	454,686
Total Liabilities and Shareholders’ Equity	$5,418,519	$5,338,104

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30,
				2025	2024
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$59,535	$57,768	$56,786	$117,303	$111,829
Interest on securities
Taxable	3,796	4,036	4,713	7,832	9,964
Tax-exempt	2,773	2,770	3,400	5,543	6,791
Other investments	774	1,570	1,439	2,344	2,880
Total Interest Income	66,878	66,144	66,338	133,022	131,464
Interest Expense
Deposits	20,462	20,955	22,876	41,417	45,686
Other borrowings and subordinated debt and debentures	1,801	1,504	2,116	3,305	4,235
Total Interest Expense	22,263	22,459	24,992	44,722	49,921
Net Interest Income	44,615	43,685	41,346	88,300	81,543
Provision for credit losses	1,500	721	19	2,221	763
Net Interest Income After Provision for Credit Losses	43,115	42,964	41,327	86,079	80,780
Non-interest Income
Interchange income	3,390	3,127	3,401	6,517	6,552
Service charges on deposit accounts	2,981	2,814	2,937	5,795	5,809
Net gains (losses) on assets
Mortgage loans	1,631	2,303	1,333	3,934	2,697
Equity securities at fair value	—	—	2,693	—	2,693
Securities available for sale	11	(330)	—	(319)	(269)
Mortgage loan servicing, net	490	(636)	2,091	(146)	4,816
Other	2,822	3,146	2,717	5,968	5,435
Total Non-interest Income	11,325	10,424	15,172	21,749	27,733
Non-interest Expense
Compensation and employee benefits	21,123	20,383	21,251	41,506	42,021
Data processing	3,847	3,729	3,257	7,576	6,512
Occupancy, net	2,046	2,223	1,886	4,269	3,960
Interchange expense	1,177	1,119	1,127	2,296	2,224
Advertising	833	861	788	1,694	1,279
Furniture, fixtures and equipment	793	885	948	1,678	1,902
Loan and collection	744	786	699	1,530	1,211
FDIC deposit insurance	637	711	695	1,348	1,477
Communications	470	591	499	1,061	1,114
Legal and professional	500	479	544	979	1,030
Costs (recoveries) related to unfunded lending commitments	(389)	196	(137)	(193)	(789)
Other	1,981	2,299	1,776	4,280	3,585
Total Non-interest Expense	33,762	34,262	33,333	68,024	65,526
Income Before Income Tax	20,678	19,126	23,166	39,804	42,987
Income tax expense	3,801	3,536	4,638	7,337	8,468
Net Income	$16,877	$15,590	$18,528	$32,467	$34,519
Net Income Per Common Share
Basic	$0.81	$0.74	$0.89	$1.56	$1.65
Diluted	$0.81	$0.74	$0.88	$1.54	$1.64

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$44,615	$43,685	$42,851	$41,854	$41,346
Provision for credit losses	1,500	721	2,217	1,488	19
Non-interest income	11,325	10,424	19,121	9,508	15,172
Non-interest expense	33,762	34,262	36,987	32,583	33,333
Income before income tax	20,678	19,126	22,768	17,291	23,166
Income tax expense	3,801	3,536	4,307	3,481	4,638
Net income	$16,877	$15,590	$18,461	$13,810	$18,528

Basic earnings per share	$0.81	$0.74	$0.88	$0.66	$0.89
Diluted earnings per share	0.81	0.74	0.87	0.65	0.88
Cash dividend per share	0.26	0.26	0.24	0.24	0.24

Average shares outstanding	20,749,925	20,943,094	20,893,820	20,896,019	20,901,741
Average diluted shares outstanding	20,945,522	21,150,550	21,122,096	21,115,273	21,105,387

Performance Ratios
Return on average assets	1.27%	1.18%	1.39%	1.04%	1.44%
Return on average equity	14.66	13.71	16.31	12.54	17.98
Efficiency ratio (1)	59.67	62.20	59.09	62.82	61.49

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.35%	5.28%	5.37%	5.48%	5.45%
Interest expense	1.77	1.79	1.92	2.11	2.05
Net interest income	3.58	3.49	3.45	3.37	3.40

Average Balances
Loans	$4,128,771	$4,060,941	$3,994,661	$3,909,954	$3,849,199
Securities	846,052	883,676	912,073	933,750	944,435
Total earning assets	5,036,090	5,078,596	5,007,566	4,985,842	4,893,367
Total assets	5,324,959	5,378,022	5,300,368	5,275,623	5,181,317
Deposits	4,646,639	4,715,331	4,655,091	4,616,119	4,531,917
Interest bearing liabilities	3,763,477	3,799,852	3,717,483	3,689,684	3,611,972
Shareholders' equity	461,720	461,291	450,214	438,077	414,549
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	8.16%	8.26%	8.00%	8.08%	7.63%
Tangible common equity ratio excluding accumulated other comprehensive loss	9.24	9.31	9.10	8.99	8.76
Average equity to average assets	8.67	8.58	8.49	8.30	8.00
Total capital to risk-weighted assets (2)	14.20	14.51	14.22	14.25	14.21
Tier 1 capital to risk-weighted assets (2)	12.23	12.34	12.06	12.06	12.01
Common equity tier 1 capital to risk-weighted assets (2)	11.36	11.45	11.17	11.16	11.09
Tier 1 capital to average assets (2)	10.07	9.89	9.85	9.63	9.59
Common shareholders' equity per share of common stock	$22.65	$22.28	$21.76	$21.65	$20.60
Tangible common equity per share of common stock	21.23	20.87	20.33	20.22	19.16
Total shares outstanding	20,715,650	20,970,115	20,895,714	20,893,800	20,899,358

Selected Balances
Loans	$4,164,367	$4,072,691	$4,038,825	$3,942,287	$3,851,889
Securities	838,813	866,604	898,618	932,312	936,194
Total earning assets	5,105,579	5,031,975	5,024,083	4,964,784	4,979,555
Total assets	5,418,519	5,328,428	5,338,104	5,259,268	5,277,500
Deposits	4,659,359	4,633,931	4,654,088	4,626,875	4,614,328
Interest bearing liabilities	3,832,845	3,768,435	3,764,832	3,682,482	3,694,025
Shareholders' equity	469,250	467,277	454,686	452,369	430,459
(2)June 30, 2025 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$44,615	$41,346	$88,300	$81,543
Add: taxable equivalent adjustment	444	175	896	355
Net interest income - taxable equivalent	$45,059	$41,521	$89,196	$81,898
Net interest margin (GAAP) (1)	3.55%	3.39%	3.50%	3.33%
Net interest margin (FTE) (1)	3.58%	3.40%	3.54%	3.35%
(1)Annualized.

Tangible Common Equity Ratio

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Dollars in thousands)
Common shareholders' equity	$469,250	$467,277	$454,686	$452,369	$430,459
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,244	1,366	1,488	1,617	1,746
Tangible common equity	439,706	437,611	424,898	422,452	400,413
Addition:
Accumulated other comprehensive loss for regulatory purposes	64,089	61,285	64,146	52,454	65,030
Tangible common equity excluding accumulated other comprehensive loss adjustments	$503,795	$498,896	$489,044	$474,906	$465,443

Total assets	$5,418,519	$5,328,428	$5,338,104	$5,259,268	$5,277,500
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,244	1,366	1,488	1,617	1,746
Tangible assets	5,388,975	5,298,762	5,308,316	5,229,351	5,247,454
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	64,089	61,285	64,146	52,454	65,030
Tangible assets excluding accumulated other comprehensive loss adjustments	$5,453,064	$5,360,047	$5,372,462	$5,281,805	$5,312,484

Common equity ratio	8.66%	8.77%	8.52%	8.60%	8.16%
Tangible common equity ratio	8.16%	8.26%	8.00%	8.08%	7.63%
Tangible common equity ratio excluding accumulated other comprehensive loss	9.24%	9.31%	9.10%	8.99%	8.76%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$469,250	$467,277	$454,686	$452,369	$430,459
Tangible common equity	$439,706	$437,611	$424,898	$422,452	$400,413
Shares of common stock outstanding (in thousands)	20,716	20,970	20,896	20,894	20,899

Common shareholders' equity per share of common stock	$22.65	$22.28	$21.76	$21.65	$20.60
Tangible common equity per share of common stock	$21.23	$20.87	$20.33	$20.22	$19.16
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.